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                                                                    EXHIBIT 11.2

                            ALLEGIANCE TELECOM, INC.

                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                       Three Months Ended March 31, 1998

               (In thousands, except share and per share amounts)


                                                           Number of Shares    Percent Outstanding   Equivalent Shares
                                                           ----------------    -------------------   -----------------
1997 Common Stock Offering                                              426              100.00%                   426

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                                426

NET LOSS APPLICABLE TO COMMON STOCK                                                                   $    (13,659,898)

NET LOSS PER SHARE, BASIC AND DILUTED                                                                 $     (32,065.49)
                                                                                                      ================